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                                                                    EXHIBIT 23.3

                              ACCOUNTANTS' CONSENT

The Board of Directors
Alternative Living Services, Inc.:


     We consent to incorporation by reference in the Joint Proxy Statement and Prospectus of Alternative Living Services, Inc. that is a part of the registration statement dated September 2, 1997, as amended by Amendment No. 1 thereto, on Form S-4 (No. 333-34851) of our report dated February 21, 1997, relating to the consolidated balance sheets of Alternative Living Services, Inc. and subsidiaries as of December 31, 1996 and 1995 and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996 and all related schedules, which report appears in the December 31, 1996, annual report on Form 10-K (as amended May 12, 1997) of Alternative Living Services, Inc., and to the reference to our firm under the heading "Experts" in the prospectus.


KPMG Peat Marwick LLP

Chicago, Illinois

September 19, 1997